Exhibit 21.1

Subsidiaries of Growblox Sciences, Inc.

GB Sciences Puerto Rico, LLC

GB Sciences Puerto Rico, Inc.

GB Sciences Florida, LLC

GB Sciences Nevada, LLC

GB Sciences New Jersey, LLC

GB Sciences East, LLC

GB Sciences, LLC